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                                 EXHIBIT 99.1

COMMUNITY
CAPITAL                                         NEWS
CORPORATION                                     RELEASE
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For Further Information:
R. Wesley Brewer, EVP/CFO
864/941-8290 or email: wbrewer@capitalbanksc.com
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Lee Lee M. Lee, Investor Relations
864-941-8242 or email: llee@capitalbanksc.com
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July 18, 2001

FOR IMMEDIATE RELEASE

COMMUNITY CAPITAL CORPORATION DECLARES CASH DIVIDEND


GREENWOOD, SC - Community Capital Corporation (AMEX: CYL) today declared its first cash dividend of $0.03 per share payable by September 17, 2001 to shareholders of record as of August 31, 2001.

William G. Stevens, President and Chief Executive Officer, stated, "We have granted seven stock dividends since inception as we were building our franchise. We now believe that our loyal shareholders desire a cash dividend."

Community Capital Corporation has $358 million in total assets and 12 banking offices throughout the state of South Carolina. Community Capital Corporation's common stock trades on the American Stock Exchange under the symbol "CYL". Additional information about Community Capital Corporation is available on its web site at www.comcapcorp.com.
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Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual report on Form 10-Q for the period ended March 31, 2001.